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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 File No.'s, 333-149957; 333-143085; 333-126049; 333-121555; 333-118985; 333-118984; 333-106171; 333-104479; 333-100486; 333-99433; 333-90242; 333-67306;333-67304 and 333-158735 and Form S-3 File No.333-159499) of Take-Two Interactive Software, Inc., of our reports dated December 17, 2010, with respect to the consolidated financial statements of Take-Two Interactive Software, Inc. included in its Transition Report (Form 10-KT) for the five months ended March 31, 2010 and the effectiveness of internal control over financial reporting of Take-Two Interactive Software, Inc., filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

December 17, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM